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                                  EXHIBIT 23.1

                       Consent of Independent Accountants



         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 9, 1995, appearing on page F-1 of the Biomagnetic Technologies, Inc. Annual Report on Form 10-K/A No. 2 for the year ended September 30, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 36 of such Annual Report on Form 10-K.





PRICE WATERHOUSE

San Diego, California
July 14, 1995